EXHIBIT 16.1

January 18, 2017

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated January 18, 2017 of Optex Systems Holdings, Inc.. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal and our audits for the years ended October 2, 2016 and September 27, 2015.

PMB HELIN DONOVAN, LLP

Austin, Texas

P.O. Box 202260 • Austin, TX 78720 tel (512) 258-9670 • fax (512) 258-5895 PMB HELIN DONOVAN, LLP A MEMBER OF RUSSELL BEDFORD INTERNATIONAL	WWW.PMBHD.COM